Exhibit 99.1

Duke Realty Announces Leadership Transition

(INDIANAPOLIS, November 3, 2015) — Duke Realty Corporation (“Duke Realty” or the “Company”) (NYSE: DRE), a leading industrial and medical office property REIT, announced today that Mr. Dennis D. “Denny” Oklak will step down as Chief Executive Officer effective December 31, 2015. Mr. Oklak will remain with Duke Realty as Executive Chairman of the Board of Directors.

The Company also announced that Mr. James B. “Jim” Connor, currently Senior Executive Vice President and Chief Operating Officer, will be named President and Chief Executive Officer when Mr. Oklak steps down.

The Board has also elected Mr. Connor to the Board of Directors of the Company.

Mr. Bill Cavanaugh, Chair of Duke Realty’s Corporate Governance Committee and the Company’s Lead Independent Director, stated “Today’s announcements are the result of a thorough succession planning process. The Board is pleased with its results, assuring a smooth leadership transition. I have enjoyed working with Denny and, through his guidance, Duke Realty has successfully transformed into one of the leading industrial REITs. The Board and I are grateful for his fine leadership and contributions to Duke Realty during his many years with the Company. The Board is equally pleased to name Jim Connor to the role of President and CEO effective January 1, 2016 and firmly believes he will continue the strong vision and leadership that the Company has enjoyed for many years.”

Commenting on Mr. Connor being promoted to President and named to succeed him as Chief Executive Officer, Mr. Oklak said, “I am delighted that our Board of Directors has selected Jim to succeed me. Since being named Chief Operating Officer in July 2013, Jim has done an outstanding job repositioning the team in light of the Company’s portfolio transformation. I believe Duke Realty is perfectly positioned for continued success and growth under Jim’s leadership. I am confident that the depth of knowledge of our business that we have, both at the board level and among our executive management team, will continue to drive strong results for our shareholders. I would also like to thank our superior Board of Directors for their counsel to me during my years as CEO and for their support throughout our succession planning process.”

Mr. Oklak has been with Duke Realty and its predecessors since 1986 and has been Chief Executive Officer and a director since 2004 and Chairman of the Board since 2005.

Mr. Connor has been with Duke Realty in various capacities since 1998. Prior to joining Duke Realty, he spent 17 years in industrial real estate with Cushman & Wakefield. Mr. Connor has a Bachelor’s Degree in Business Administration and Real Estate Finance from Western Illinois University.

About Duke Realty Corporation

Duke Realty Corporation owns and operates 141 million rentable square feet of industrial and medical office assets in 22 major U.S. metropolitan areas. Duke Realty Corporation is publicly traded on the NYSE under the symbol DRE and is listed on the S&P MidCap 400 Index. More information about Duke Realty Corporation is available at www.dukerealty.com.

Cautionary Notice Regarding Forward-Looking Statements

This news release may contain forward-looking statements within the meaning of the federal securities laws. All statements, other than statements of historical facts, including, among others, statements regarding the company’s future financial position or results, future dividends, and future performance, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of the company, members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should,” or similar expressions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by such forward-looking statements. Many of these factors are beyond the company’s abilities to control or predict. Such factors include, but are not limited to, (i) general adverse economic and local real estate conditions; (ii) the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business; (iii) financing risks, such as the inability to obtain equity, debt or other sources of financing or refinancing on favorable terms, if at all; (iv) the company’s ability to raise capital by selling its assets; (v) changes in governmental laws and regulations; (vi) the level and volatility of interest rates and foreign currency exchange rates; (vii) valuation of joint venture investments, (viii) valuation of marketable securities and other investments; (ix) valuation of real estate; (x) increases in operating costs; (xi) changes in the dividend policy for the company’s common stock; (xii) the reduction in the company’s income in the event of multiple lease terminations by tenants; (xiii) impairment charges, (xiv) the effects of geopolitical instability and risks such as terrorist attacks; (xv) the effects of weather and natural disasters such as floods, droughts, wind, tornadoes and hurricanes; and (xvi) the effect of any damage to our reputation resulting from developments relating to any of items (i) - (xv). Additional information concerning factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the company’s filings with the Securities and Exchange Commission. The company refers you to the section entitled “Risk Factors” contained in the company’s Annual Report on Form 10-K for the year ended December 31, 2014. Copies of each filing may be obtained from the company or the Securities and Exchange Commission.

The risks included here are not exhaustive and undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to the company, its management, or persons acting on their behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law.

Investors:

Ron Hubbard

317.808.6060

Media:

Helen McCarthy

317.708.8010

Source: Duke Realty Corporation